EXHIBIT 4.3

Employment agreement – Mr Ahmed Fahour (as Chief Executive Officer, Australia)

The employment agreement of Mr Ahmed Fahour is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.